Exhibit 10.2

AMENDMENT NO. 2 TO THE
CHS INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(2013 Restatement)
CHS Inc., pursuant to the power of amendment reserved to it in Section 7.1 of the CHS Inc. Supplemental Executive Retirement Plan (“Plan”), hereby amends the Plan in the manner set forth below effective as of the date executed below.
Article IV of the Plan is amended by adding the following new Section 4.8 effective March 25, 2016:
Section 4.8.    Clawback or Recoupment. All benefits under this Plan shall be subject to recovery or other penalties pursuant to (i) any CHS clawback policy, as may be adopted or amended from time to time, or (ii) any applicable law, rule or regulation or applicable stock exchange rule, including, without limitation, Section 304 of the Sarbanes Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable stock exchange listing rule adopted pursuant thereto.
The Plan is further amended by adding the Appendix A attached hereto effective December 31, 2015.
Executed this 25th day of March, 2016.
CHS INC.

By /s/ Carl M. Casale
Title: President and Chief Executive Officer
STATE OF MINNESOTA        )
                )SS.
COUNTY OF            )
On this 25th day of March, 2016, before me personally appeared Carl M. Casale to me personally known, who, being by me first duly sworn, did depose and say that he is the President and CEO of CHS Inc., the corporation named in the foregoing instrument; and that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and he acknowledged said instrument to be the free act and deed of said corporation.

/s/ Esther I. Longseth
Notary

CHS INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(2013 RESTATEMENT)
Appendix A
CHS McPherson Refinery Inc. (fka National Cooperative Refinery Association)
Supplemental Retirement Benefits
1.    History. In connection with the Company’s acquisition of one hundred percent (100%) of CHS McPherson Refinery Inc., formerly National Cooperative Refinery Association, a Kansas corporation (“CMRI”), the Company assumed all deferred compensation obligations under the I.R.C. § 409A National Cooperative Refinery Association Deferred Compensation and Supplemental Retirement Plan (“NCRA Plan”). The NCRA Plan is maintained under a document entitled “I.R.C. § 409A National Cooperative Refinery Association Deferred Compensation and Supplemental Retirement Plan, As Restated Effective January 1, 2008”, as amended by one amendment.
Pursuant to Article IV of the NCRA Plan, if a participant in the NCRA Plan (an “NCRA Participant”) becomes entitled to a retirement benefit under either the National Cooperative Refinery Association Employee Retirement Plan or the National Cooperative Refinery Association Savings and Retirement Plan or both (collectively, the “NCRA Qualified Defined Benefit Plans”), and such retirement benefit is limited by section 401(a)(17) or section 415 of the Internal Revenue Code (the “Limitations”), then the NCRA Participant becomes entitled to a Supplemental Retirement Benefit payable under the NCRA Plan equal to (a) less the sum of (b) and (c), where:
(a)    is the amount the NCRA Participant and/or his beneficiary would be entitled to receive under the terms and provisions of the NCRA Qualified Defined Benefit Plans, based on the participant’s actual annuity starting date and the then normal form of retirement income payment under the NCRA Qualified Defined Benefit Plans, based on the NCRA Participant’s actual annuity starting date and the NCRA Qualified Defined Benefit Plans’ normal form of retirement income payment, assuming the limitations;
(b)    is the amount the NCRA Participant and/or his beneficiary is actually entitled to receive under the NCRA Qualified Defined Benefit Plans, based on the NCRA Participant’s actual annuity starting date and the NCRA Qualified Defined Benefit Plans’ normal form of retirement income payment; and
(c)    is the amount, if any, the NCRA Participant and/or his beneficiary is actually entitled to receive under the NCRA Frozen (as of December 31, 2004) Deferred Compensation and Supplemental Retirement Plan, based on the NCRA Participant’s actual annuity starting date and the NCRA Qualified Defined Benefit Plans’ normal form of retirement income payment.

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2.    Merger of Plans. Effective December 31, 2015, the NCRA Qualified Defined Benefit Plans shall be merged into the CHS Inc. Pension Plan under Sections XIII and XIV. Each Supplemental Retirement Benefit payable under the NCRA Plan shall be transferred to and become part of this Plan. Each CMRI (formerly known as NCRA) Participant selected to actively participate in this Plan is eligible for the benefit described below.
3.    Amount of Supplemental Retirement Benefit. The amount of a CMRI Participant’s Supplemental Retirement Benefit under this Plan shall be equal to (a) less the sum of (b) and (c), where:
(a)    is the amount the CMRI Participant and/or his beneficiary would be entitled to receive under the terms and provisions of the CHS Inc. Pension Plan, based on the participant’s actual annuity starting date and the then normal form of retirement income payment under the CHS Inc. Pension Plan, based on the CMRI Participant’s actual annuity starting date and the CHS Inc. Pension Plan’s normal form of retirement income payment, assuming the limitations;
(b)    is the amount the CMRI Participant and/or his beneficiary is actually entitled to receive under the CHS Inc. Pension Plan, based on the CMRI Participant’s actual annuity starting date and the CHS Inc. Pension Plan’s normal form of retirement income payment; and
(c)    is the amount, if any, the CMRI Participant and/or his beneficiary is actually entitled to receive under the NCRA Frozen (as of December 31, 2004) Deferred Compensation and Supplemental Retirement Plan, based on the CMRI Participant’s actual annuity starting date and the CHS Inc. Pension Plan’s normal form of retirement income payment.
4.    Time and Form of Payment. Notwithstanding any provision in this Plan to the contrary, a CMRI Participant’s Supplemental Retirement Benefit shall be paid at the time specified in Article V of the NCRA Plan, and in the form elected by the CMRI Participant in accordance with Article V, using the actuarial equivalence factors specified in Article V.
5.    Promoted Employees. CMRI employees with CHS Inc. Pension Plan benefits under Section XIII who are promoted to a position eligible for participation in this Plan shall be covered under CHS Inc. Pension Plan Section XIV for purposes of determining such Participants’ Supplemental Retirement Benefits.

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